UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 17, 2009 (December 15, 2009)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)
(703) 390-2700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On December 15, 2009, in accordance with its November 20, 2009 agreement (the “Letter Agreement”) with Inmarsat Global Limited (“Inmarsat”), the Company made a payment of $31,250,000 to Inmarsat (the “Payment”). Pursuant to the terms of the Letter Agreement, the Payment establishes the occurrence and declaration of the Effective Date under the Company’s Cooperation Agreement dated as of December 20, 2007 with Inmarsat (the “Cooperation Agreement”). As previously disclosed, declaration of the Effective Date confirms continuing rights for the Company under the Cooperation Agreement resulting in the extension through September 1, 2011 of the options for additional spectrum band plan phase implementation, strategic trials utilizing certain of Inmarsat’s spectrum, and continued international spectrum cooperation, each as more fully described in the Cooperation Agreement.

The Letter Agreement was filed as Exhibit 2.1 to the November 25, 2009 filing, and is incorporated herein by reference.

The Cooperation Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2007, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 17, 2009	By:	/s/ Gary M. Epstein
Name: Gary M. Epstein
Title: Executive Vice President, Law & Regulation